Exhibit 4B

FORM OF
AMENDED AND RESTATED GUARANTEE AGREEMENT

Dated as of March 7, 2014

of

[NAME OF GUARANTOR]

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FORM OF AMENDED AND RESTATED GUARANTEE AGREEMENT
THIS AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of March 7, 2014 (this “Guarantee Agreement”), is made by [Insert Name of Guarantor], a [__________] [corporation/limited liability company] (together with its successors and assigns, the “Guarantor”), in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”
PRELIMINARY STATEMENTS:
I.    Mine Safety Appliances Company, LLC, a Pennsylvania limited liability company (as successor to Mine Safety Appliances Company, a Pennsylvania corporation) (together with its successors and assigns, “MSA”), previously entered into a Note Purchase and Private Shelf Agreement, dated as of October 13, 2010 (as amended, modified, supplemented or restated from time to time prior to the date hereof, the “Original Note Purchase Agreement”), with Prudential Investment Management, Inc., the Series A Purchasers listed on the signature pages thereto and each Prudential Affiliate which becomes a party thereto from time to time (such Series A Purchasers and each such Prudential Affiliate, collectively, the “Purchasers”), pursuant to which the Company (i) issued and sold to the Series A Purchasers $100,000,000 in aggregate principal amount of its 4.00% Series A Senior Notes due October 13, 2021 (the “Original Series A Notes”) and (ii) authorized the issuance and sale from time to time of its additional senior promissory notes in the aggregate principal amount of $50,000,000 (the “Original Shelf Notes” and together with the Original Series A Notes, collectively, the “Original Notes”). No Original Shelf Notes were issued under the Original Note Purchase Agreement.
II.    The Guarantor executed a Guarantee Agreement, dated as of October 13, 2010, pursuant to which, among other things, the Guarantor guaranteed the obligations of the Company under the Original Note Purchase Agreement and the Original Notes (the “Original Note Purchase Agreement Guarantee”).
III.     On the date hereof, MSA, MSA Safety Incorporated, a Pennsylvania corporation (the “Company”), and certain of their affiliates are entering into a corporate reorganization.
IV.    In connection with such corporate reorganization, MSA, the Company and the Purchasers have agreed to amend and restate the Original Note Purchase Agreement pursuant to the terms of that certain Amended and Restated Note Purchase and Private Shelf Agreement, dated as of the date hereof, among MSA, the Company, Prudential Investment Management, Inc. and the Purchasers (as may be amended, modified, supplemented or restated from time to time, the “Note Purchase Agreement”).

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V. Pursuant to the Note Purchase Agreement, (a) MSA has agreed to assign to the Company, and the Company has agreed to assume all of MSA’s obligations, inter alia, under the Original Note Purchase Agreement and the Original Series A Notes, (b) the Company has agreed to issue $100,000,000 in aggregate principal amount of its 4.00% Series A Senior Notes due October 13, 2021 in exchange for, and in replacement of, the Original Series A Notes (the “Series A Notes”), and (c) the Company has authorized the issuance of additional senior promissory notes in the aggregate principal amount of up to $175,000,000 (the “Shelf Notes”) upon the terms and subject to the conditions set forth in the Note Purchase Agreement. The foregoing Series A Notes and the Shelf Notes that may from time to time be issued pursuant to the Note Purchase Agreement (including any notes issued in substitution therefor), as the same may be amended, modified, supplemented or restated from time to time, are herein collectively called the “Notes” and individually a “Note”.
VI.    It is a condition to the agreement of the holders of the Notes to enter into the Note Purchase Agreement and exchange the Original Series A Notes for the Series A Notes that the Guarantor agree to amend and restate the terms of the Original Note Purchase Agreement Guarantee upon the terms set forth in this Guarantee Agreement and that this Guarantee Agreement be in full force and effect.
VII.    The Guarantor has received and will receive direct and indirect benefits as a result of the agreement of the holders of the Notes to enter into the Note Purchase Agreement, exchange the Original Series A Notes for the Series A Notes and agree to the amendments, waivers, consents and other transactions contemplated by the Note Purchase Agreement. The Board of [Directors/Managers] of the Guarantor has determined that the incurrence of such obligations is in the best interests of the Guarantor
VIII.    Capitalized terms used herein have the meanings specified in the Note Purchase Agreement unless otherwise defined herein.
NOW THEREFORE, in compliance with the Note Purchase Agreement, and in consideration of, the execution and delivery of the Note Purchase Agreement and the purchase of the Notes by each of the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to, each of the holders as follows:

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1.    GUARANTEE; INDEMNITY.
1.1    GUARANTEE. The Guarantor hereby irrevocably and unconditionally guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Purchase Agreement or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guarantee in the preceding sentence is an absolute, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Purchase Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor agrees that the Notes issued in connection with the Note Purchase Agreement may (but need not) make reference to this Guarantee Agreement.
The Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guarantee Agreement, the Notes, the Note Purchase Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guarantee Agreement, the Notes, the Note Purchase Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guarantee Agreement.
The Guarantor hereby acknowledges and agrees that the Guarantor’s liability hereunder is joint and several with any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Purchase Agreement.

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Notwithstanding the foregoing provisions or any other provision of this Guarantee Agreement, the holders (by their acceptance of any Note) and the Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to the Guarantor, then this Guarantee Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of the Guarantor or any holder and shall be deemed to have been automatically consented to by the Guarantor and each holder. The Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of the Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to the Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render the Guarantor’s liability under this Guarantee Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.
1.2    INDEMNITY. The Guarantor hereby further agrees that if, for any reason, any amount claimed by a holder of the Notes under this Guarantee Agreement is not recoverable on the basis of a guarantee, it will be liable as a principal debtor and primary obligor to indemnify that holder of the Notes against any cost, loss or liability it incurs as a result of the Company not paying any amount expressed to be payable by it under the Notes, the Note Purchase Agreement or otherwise on the date when it is expressed to be due. The amount payable by the Guarantor under this Section 1.2 will not exceed the amount it would have had to pay under Section 1.1 if the amount claimed had been recoverable on the basis of a guarantee.

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2.    OBLIGATIONS ABSOLUTE.
The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Purchase Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Purchase Agreement or any other instrument referred to therein (it being agreed that the obligations of the Guarantor hereunder shall apply to the Notes, the Note Purchase Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Purchase Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have. The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.
3.    WAIVER.

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The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Purchase Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against the Guarantor, including, without limitation, presentment to or demand for payment from the Company or the Guarantor with respect to any Note, notice to the Company or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Purchase Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.
4.    OBLIGATIONS UNIMPAIRED.
The Guarantor authorizes the holders, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Purchase Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Purchase Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Purchase Agreement or any other instrument referred to therein, for the performance of this Guarantee Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors; (f) to exercise or refrain from exercising any rights against the Company and others; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Guarantor or any other Person or to pursue any other remedy available to the holders.

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If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, the Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guarantee Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Purchase Agreement, and the Guarantor shall forthwith pay such accelerated Guaranteed Obligations.
5.    SUBROGATION AND SUBORDINATION.
(a)    The Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guarantee Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guarantee Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.
(b)    The Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to the Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by the Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.
(c)    If any amount or other payment is made to or accepted by the Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.
(d)    The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that its agreements set forth in this Guarantee Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

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6.    REINSTATEMENT OF GUARANTEE.
This Guarantee Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.
7.    RANK OF GUARANTEE.
The Guarantor will ensure that its payment obligations under this Guarantee Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Guarantor now or hereafter existing.
8.    REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.
The Guarantor represents and warrants to each holder as follows:
8.1    ORGANIZATION; POWER AND AUTHORITY. The Guarantor is a [__________] [corporation/limited liability company] duly organized, validly existing and in good standing under the laws of its jurisdiction of [incorporation/organization], and is duly qualified as a foreign [corporation/limited liability company] and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Guarantor has the [corporate/limited liability company] power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it presently transacts and proposes to transact, to execute and deliver this Guarantee Agreement and to perform the provisions hereof.
8.2    AUTHORIZATION, ETC. This Guarantee Agreement has been duly authorized by all necessary [corporate/limited liability company] action on the part of the Guarantor, and this Guarantee Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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8.3    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any of its Subsidiaries under, any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other material agreement or instrument to which the Guarantor or any of its Subsidiaries is bound or by which the Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any of its Subsidiaries. “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which the Guarantor or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
8.4    GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guarantee Agreement.
8.5    INFORMATION REGARDING THE COMPANY. The Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. No holder shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders. The Guarantor has executed and delivered this Guarantee Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.
8.6    SOLVENCY. Upon the execution and delivery hereof, the Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

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9.    TERM OF GUARANTEE AGREEMENT.
This Guarantee Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.
10.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Guarantee Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guarantee Agreement shall be deemed representations and warranties of the Guarantor under this Guarantee Agreement. Subject to the preceding sentence, this Guarantee Agreement embodies the entire agreement and understanding between each holder and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.
11.    AMENDMENT AND WAIVER.
11.1    REQUIREMENTS. Except as otherwise provided in the fourth paragraph of Section 1.1 of this Guarantee Agreement, this Guarantee Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1.1 or any of Section 1.2 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 9 or 11 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of the Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guarantee Agreement) will be effective as to any holder unless consented to by such holder in writing.
11.2    SOLICITATION OF HOLDERS OF NOTES.
(a)    Solicitation. The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

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(b)    Payment. The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.
11.3    BINDING EFFECT. Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders and is binding upon them and upon each future holder and upon the Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guarantee Agreement” and references thereto shall mean this Guarantee Agreement as it may be amended, modified, supplemented or restated from time to time.
11.4    NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guarantee Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.
12.    NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (i) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (ii) by registered or certified mail with return receipt requested (postage prepaid), or (iii) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(a)    if to the Guarantor, to c/o MSA Safety Incorporated, 1000 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066, Attention: Senior Vice President and Chief Financial Officer, or such other address as the Guarantor shall have specified to the holders in writing, or
(b)    if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Purchase Agreement (or, if such holder’s address is not set forth therein, in such holder’s Confirmation of Acceptance), or such other address as such holder shall have specified to the Guarantor in writing.

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13.    MISCELLANEOUS.
13.1    SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Guarantee Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.
13.2    SEVERABILITY. Any provision of this Guarantee Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.
13.3    CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
The section and subsection headings in this Guarantee Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guarantee Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guarantee Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.
13.4    FURTHER ASSURANCES. The Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guarantee Agreement.
13.5    GOVERNING LAW. This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

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13.6    JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.
(a)    The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 13.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to Section 12. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 13.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE GUARANTOR AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.
13.7    REPRODUCTION OF DOCUMENTS; EXECUTION. This Guarantee Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13.7 shall not prohibit the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of the Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

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13.8    CONTINUED EFFECTIVENESS; NO NOVATION. This Guarantee Agreement shall, and hereby does, amend, restate and replace in its entirety the Original Note Purchase Agreement Guarantee which, as so amended and restated by this Guarantee Agreement, continues in full force and effect without rescission or novation thereof. The parties hereto hereby acknowledge and agree that the amendments to the Original Note Purchase Agreement Guarantee set forth herein could have been effected through an agreement or instrument amending the Original Note Purchase Agreement Guarantee, and for convenience, the parties hereto have agreed to amend and restate the terms and provisions of the Original Note Purchase Agreement Guarantee pursuant to this Guarantee Agreement. Anything contained herein to the contrary notwithstanding, this Guarantee Agreement is not intended to and shall not serve to effect a novation of the obligations under the Original Note Purchase Agreement Guarantee. Instead, it is the express intention of the Guarantor to reaffirm the liabilities and obligations created under the Original Note Purchase Agreement Guarantee, as amended and restated by this Guarantee Agreement. The Guarantor acknowledges and confirms that it has no defense, set off, claim or counterclaim arising prior to the date hereof against any of the holders of the Notes with regard to the liabilities and obligations created under the Original Note Purchase Agreement Guarantee.

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By: _________________________
Name:
Title:

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